first financial bancorp

EXHIBIT 99.1

First Financial Bancorp

Investor Presentation

Financial Data as of March 31, 2010

FFBC
NASDAQ
GLOBAL SELECT

FIRST
first financial bancorp

Forward-Looking Statement Disclosure

This presentation should be read in conjunction with the consolidated financial statements, notes and tables in First Financial Bancorp's most recent Annual Report on Form 10-K for the year ended December 31, 2009, as well as financial information in other public documentation filed with the Securities and Exchange Commission ("SEC").

Management's ability to effectively execute its business plan; the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance; the ability of financial institutions to access sources of liquidity at a reasonable cost; the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, such as the U.S. Treasury's Troubled Asset Relief Program and the Federal Deposit Insurance Corporation's ("FDIC") Temporary Liquidity Guarantee Program, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from participation in the Temporary Liquidity Guarantee Program or from increased payments from FDIC insurance funds as a result of depositary institution failures; the effects of and changes in policies and laws of regulatory agencies, inflation and interest rates; technology changes; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies, including our ability to successfully integrate the branches of Peoples Community Bank, Irwin Union Bank and Trust Company and Irwin Union Bank, F.S.B., which were acquired out of FDIC receivership, and the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our company; expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected; our ability to increase market share and control expenses; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC; adverse changes in the securities and debt markets; our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services; monetary and fiscal policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the U.S. government and other governmental initiatives affecting the financial services industry; our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan losses; the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and our success at managing the risks involved in the foregoing.

For further discussion on these and other factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2009 Form 10-K and other public documents filed with the SEC, as well as the company's most recent Form 10-Q filings. These documents are available within the investor relations section of First Financial's website at www.bankatfirst.com/investor and on the SEC's website at www.sec.gov.

FIRST

first financial bancorp

Business & Strategy Review

first financial bancorp

Corporate Overview

- First Financial Bank, N.A. founded in 1863
- Business Units
  - Commercial
  - Retail
  - Wealth Management
  - Franchise Finance
- Strategic Operating Markets
  - Ohio, Indiana, Kentucky, Michigan
- Remained profitable and well-capitalized throughout the current cycle
- Significant advancements in strategic operating markets throughout 2009
  - Acquired 19 banking centers in key Cincinnati MSA from Peoples Community Bank in FDIC-assisted transaction
  - Acquired 27 banking centers from Irwin in FDIC-assisted transaction [2]
- Successfully completed two common equity offerings throughout 2009 and 2010 raising approximately $190 million in total net proceeds
- Redeemed senior preferred shares from U.S. Treasury on February 24, 2010
- U.S. Treasury completed a sale of all warrants held through a secondary public offering priced at $6.70 per warrant on June 2, 2010
  - The exercise price of the warrants is $12.90 per share and the closing price of the Company's common stock on June 2, 2010 was $15.87

Corporate Overview [1]
Total Assets: $6.6 billion
Total Loans: $4.6 billion
Total Deposits: $5.2 billion
113 banking centers in Ohio, Indiana, Kentucky and Michigan

Trading Statistics [1]
Nasdaq: FFBC
Shares Outstanding: 57.8 million
Market Capitalization: $1.0 billion
3 Mo. Avg. Daily Trading Vol.: 438,000 shares

[1] As of March 31, 2010
[2] Irwin Union Bank and Trust Company and Irwin Union Bank F.S.B.

FIRST
first financial bancorp

History

- 16 bank/thrift acquisitions from 1989 through 1999 resulted in multiple bank charters and brand identities
- Established Strategic (Rebuilding & Reorganization) Plan in March 2005
  - Consolidated and streamlined company to establish one charter and one brand identity
  - Restructured credit process
  - Restructured balance sheet
  - Exited non-strategic, high risk and unprofitable businesses and product lines
  - Renewed focus on expense control and efficiency
  - Upgraded infrastructure (physical, processes, technology)
  - Expanded market presence and recruited sales teams in regional metropolitan areas
  - Renewed focus on client and sales growth

first financial bancorp

Corporate Goals

- Top-quartile performance for all stakeholders
- Sustained and consistent excellence
- Commitment to growth
- Effective management of all risks

first financial bancorp

Well-Positioned Franchise

- Strong operating fundamentals have produced positive results throughout the recessionary period
- Strong market share in strategic operating markets
- Low risk balance sheet with significant liquidity sources
- Capital significantly exceeds "well-capitalized"
- Solid organic loan and deposit growth
- Credit metrics remained relatively strong throughout most of the economic downturn
- Well-positioned to endure the economic challenges
- Experienced management focused on driving results in a risk appropriate manner
- Maintained focus on expense control and efficiency
- Strong commitment to growth

Focused Business Strategy

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- Client "Intimate" Strategy
  - Strategic Focus: build long-term relationships with clients by identifying and meeting their financial needs
- Four lines of business
  - Commercial
  - Retail
  - Wealth Management
  - Franchise Finance
- Target clients
  - Individuals and small / mid-size businesses located within the regional markets we serve
- Ohio, Indiana, Kentucky, Michigan
  - 113 locations serving 75 communities
- Primary focus and value creation is through organic growth in key regional markets


Traverse City
MICHIGAN
Grand Rapids
Lansing
Kalamazoo
Detroit
Toledo
Schererville
Fort Wayne
INDIANA
OHIO
Lafayette
Celina
Columbus
Indianapolis
Dayton
Cincinnati
Columbus
Edgewood
KENTUCKY
Louisville

first financial bancorp

Selective Acquisitions

- Supplements organic growth strategy in core markets
- Transactions met all internal criteria for acquisitions
- Core philosophy and strategy remains unchanged

Loan Portfolio
June 30, 2009

- $145 mm select performing commercial and consumer loans

Peoples (FDIC)
July 31, 2009

- 19 banking centers
- $521 mm deposits
- $335 mm in loss share covered loans[1]
- No first loss position

Banking Centers
August 28, 2009

- 3 banking centers in Indiana
- $85 mm deposits
- $41 mm in select performing commercial and consumer loans

Irwin (FDIC)
September 18, 2009

- 27 banking centers
- $2.5 bn deposits
- $1.8 bn in loss share covered loans[1]
- No first loss position

Future

Continue to evaluate opportunities in this dislocated market; never lose sight of core franchise

[1] Estimated fair market value of loans and deposits

Acquisition Highlights

- Consistent with the company's stated conservative strategy
- Acquisitions are compelling relative to cost and time to build profitable de novo banking centers
- Adds banking centers in key areas that will leverage the First Financial brand to increase market share
  - Compliments existing locations and provides entry into new markets
- Low-risk transactions
  - Loss sharing arrangements provide significant protection on the acquired loans
- Increases core deposit franchise
- In-market locations improves operating leverage
- Consistent with growth strategy of expanding presence in strategic locations

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Market Expansion

- Acquisitions provided market expansion opportunities in key locations
  - Added 39 banking centers in strategic operating markets
  - Solidifies position in key markets and accelerates market expansion strategy by several years
  - 4th largest banking center network in Cincinnati MSA [1]
  - 1st or 2nd largest banking center network in many Indiana counties/communities [1]


Traverse City
MICHIGAN
Grand Rapids
Lansing
Kalamazoo
Detroit
Schererville
Toledo
Cleveland
Fort Wayne
INDIANA
OHIO
Lafayette
Celina
Columbus
Indianapolis
Dayton
Cincinnati
Columbus
Edgewood
KENTUCKY
Louisville
First Financial's legacy locations
Banking centers acquired from Peoples
Banking centers acquired from Irwin

[1] Based on deposits in market at 06/30/09; source: SNL Financial & FDIC

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Integration of Acquisitions

- Integration of core operations of Peoples Community Bank and Irwin acquisitions completed
  - No significant issues
  - Deposit client retention rates higher than expected
- Developed a dedicated covered asset and loss share management team comprised of credit, legal and finance
  - Process is scalable and responsive
  - Significant investment made due to the expectation of future opportunities
- Ready to evaluate new opportunities

Growth Plan

- Primary focus and value creation is through organic growth in key regional markets
  - 2009 expansion included opening additional banking centers, including growth within strategic operating markets
    - Significant advancement in key areas with the addition of 39 banking centers through acquisitions
    - Built 3 new banking centers in Cincinnati (OH), St. Marys (OH) and Edgewood (KY)
  - 2008 expansion included a commercial lending team in Indianapolis (IN), a new business office and banking center in Kettering (OH) and a new banking center in Crown Point (IN)
- Acquisitions can advance market position and accelerate the timing of market share gains compared to an organic growth only strategy
  - Pricing must be disciplined and favorable compared with the longer-term organic growth strategy
  - Ohio, Indiana, Kentucky and Michigan where there is a strategic and geographic fit
  - Size and growth potential to help achieve corporate financial targets

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First Quarter 2010 Highlights

- Quarterly net income of $9.7 million, or $0.17 per diluted common share, an increase of 21% over the first quarter 2009 earnings per diluted share of $0.14.
  - Excluding expenses related to non-strategic operations and acquisition- and transition-related costs, offset by gains associated with sales of covered loans, diluted earnings per share totaled $0.33.
- Completed a follow-on common equity offering in February; issued 6.4 million shares at $15.14 per share resulting in net proceeds of approximately $91 million.
  - Proceeds from the offering were used to redeem the $80 million in preferred shares issued to the U.S. Treasury under its Capital Purchase Program.
- Net interest income (FTE) increased to $72.2 million, or 131%, from $31.3 million for the first quarter 2009.
- Net interest margin increased to 4.87% compared to 3.61% during the first quarter 2009, reflecting the higher yield on covered loans, improved pricing on new originations and lower overall funding costs.
- Continued core deposit growth in the company's strategic portfolio with deposit retention from the acquisitions continuing to exceed expectations.
- Credit quality remained challenging with continued stress in the commercial, construction and CRE portfolios resulting in an increase of net charge-offs, which totaled 2.00% (annualized) of average loans and leases for the period.

FIRST
first financial bancorp

Common Equity Offerings

- February 2010 follow-on equity offering
  - Issued 6.4 million shares at $15.14 per share
  - Net proceeds of approximately $91 million after deducting underwriting discounts, commissions and estimated offering expenses
  - Positioned the company to redeem the $80 million preferred shares issued to the U.S. Treasury in December 2008 under its Capital Purchase Program (CPP) [1]
  - Capital ratios remain strong and continue to significantly exceed minimum regulatory requirements
- June 2009 follow-on equity offering
  - Issued 13.8 million shares at $7.50 per share
  - Net proceeds of approximately $98 million after deducting underwriting discounts, commissions and estimated offering expenses
  - Additional capital raised resulted in the reduction of the number of common shares eligible for purchase by the U.S. Treasury by 50% to 465,117 shares [2]
  - Total return of FFBC common stock since offering: +125.4% [3]
  - Net proceeds supported organic growth in key markets, acquisitions and other strategic opportunities

[1] Completed the full redemption of senior preferred stock on February 24, 2010

[2] Treasury received warrants to purchase 930,233 shares of FFBC common stock at an exercise price of $12.90 per share; upon redemption of the senior preferred stock, First Financial did not repurchase the warrants; Treasury sold the warrants on June 2, 2010

[3] June 8, 2009 through March 31, 2010

Capitalization

first financial bancorp

- Committed to maintaining a strong capital base
- Strong capitalization levels remain among industry leaders and can support sizeable asset growth
- Long-term targeted dividend payout range is between 40% and 60% of earnings available to common shareholders
- Capital generated from acquisitions expected to support the acquired assets as well as future growth and expansion opportunities

	As of			
	March 31, 2010	December 31, 2009	March 31, 2009	"Well-Capitalized" Minimum
Leverage Ratio	10.10%	9.57%	9.51%	5.00%
Tier 1 Capital Ratio	17.97%	16.74%	12.16%	6.00%
Total Risk-Based Capital Ratio	19.23%	17.99%	13.39%	10.00%
Ending tangible shareholders' equity to ending tangible assets	9.73%	9.30%	8.60%	N/A
Ending tangible common shareholders' equity to ending tangible assets	9.73%	8.10%	6.54%	N/A

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first financial bancorp

Net Interest Margin Analysis

- Continued net interest margin expansion
- Increased yield on earning assets driven by yield on covered loans and improved pricing on new loan originations
- Strong core deposit base and liquidity provide less reliance on wholesale borrowings
- Consistently low funding costs

Net Interest Margin



3.61%
3.60%
3.90%
4.63%
4.87%
0.00%
0.00%
0.00%
0.00%
0.25%
1Q09
2Q09
3Q09
4Q09
1Q10
Net interest margin
Fed funds target rate

Earning Asset Yield and Liability Cost



4.99%
1.62%
4.89%
1.52%
5.25%
1.62%
5.91%
1.54%
6.13%
1.51%
1Q09
2Q09
3Q09
4Q09
1Q10
Yield on interest-earning assets
Cost of interest-bearing liabilities

Loan Composition

Total Loan Portfolio – March 31, 2010
$4.6 billion


3%
7%
26%
13%
6%
45%
Commercial
Real estate - construction
Real estate - commercial
Real estate - residential
Home equity
Installment and other

Covered Loans - $1.8 billion
(at estimated fair value)


1%
16%
25%
4%
54%

Uncovered Loans - $2.8 billion


4%
12%
27%
11%
8%
38%

first financial bancorp

Uncovered Loans – RE Collateral

Total Uncovered Loan Portfolio [1] – March 31, 2010
$2.8 Billion


8%
$216,289
$1,091,830
38%
Dollars in millions
5%
35%
60%
Real estate - construction
Real estate - commercial
Non-owner occupied
Owner occupied
Acquisition & land development

[1] Excludes loans covered by FDIC loss sharing agreements

Credit Quality Review

first financial bancorp

- 39.4% of total loans covered under FDIC loss share agreement
- Increased credit costs, while manageable, reflect the continued adverse impact of the prolonged downturn
- Stress primarily in commercial, construction and CRE portfolios
- Will maintain a higher provision expense and reserve until the stress of the current economic cycle, including credit losses for both the industry and the company, have peaked

	Credit Quality Trends [1]							
	Quarter					Year		
	1Q10	4Q09	3Q09	2Q09	1Q09	2009	2008	2007
Net charge-offs / average loans & leases	2.00%	1.53%	1.31%	1.19%	0.55%	1.16%	0.47%	0.24%
Nonperforming loans / loans	2.65%	2.69%	2.21%	1.31%	0.91%	2.69%	0.68%	0.56%
Nonperforming assets / total assets	1.41%	1.23%	0.94%	1.14%	0.75%	1.23%	0.60%	0.51%
Allow. for loan & lease losses / total loans	2.01%	2.05%	1.94%	1.34%	1.33%	2.05%	1.34%	1.12%
Allow. for loan & lease losses / nonperforming loans	76.1%	76.3%	87.7%	102.3%	146.4%	76.3%	197.3%	197.9%

[1] Excludes assets covered by FDIC loss share agreements

first financial bancorp

Credit Quality Comparison [1]

NPLs / Loans


4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2Q-07 3Q-07 4Q-07 1Q-08 2Q-08 3Q-08 4Q-08 1Q-09 2Q-09 3Q-09 4Q-09 1Q-10

NCOs / Average Loans & Leases


1.80%
1.50%
1.20%
0.90%
0.60%
0.30%
0.00%
2Q-07 3Q-07 4Q-07 1Q-08 2Q-08 3Q-08 4Q-08 1Q-09 2Q-09 3Q-09 4Q-09 1Q-10

2Q-09 includes higher charge-offs related to one commercial real estate construction relationship (20 basis points) and two separate and unrelated floor plan relationships (55 basis points); Q3-09 includes a charge-off related to the sale of the entire shared national credit portfolio (30 basis points); 4Q-09 includes two unrelated commercial real estate construction relationships (70 basis points); 1Q-10 includes alleged fraudulent activity by one borrower (125 basis points)

Reserves / NPLs


300%
250%
200%
150%
100%
50%
0%
2Q-07 3Q-07 4Q-07 1Q-08 2Q-08 3Q-08 4Q-08 1Q-09 2Q-09 3Q-09 4Q-09 1Q-10

Texas Ratio


40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2Q-07 3Q-07 4Q-07 1Q-08 2Q-08 3Q-08 4Q-08 1Q-09 2Q-09 3Q-09 4Q-09 1Q-10

Texas ratio defined as total nonperforming assets plus accruing loans 90+ past due divided by the sum of tangible equity and loan loss reserves

- Peer Group I, comprised of approximately 90+ BHCs with total assets of $3 - $10 billion consistent with the peer group included in the BHC Performance Report for the Company per the Federal Reserve Board
- Peer Group II, comprised of approximately 30 bank holding companies conducting business in similar geographic markets as listed in the Company's Annual Report
- First Financial Bancorp

[1] Excludes loans covered by FDIC loss sharing agreements

Source: Peer Group median data obtained from SNL Financial

first financial bancorp

Investment Portfolio

(Dollars in thousands)	Book Value	Percent of Total	Book Yield	Book Price	Market Value	Gain/ (Loss)
	As of March 31, 2010					
UST notes & agencies	$ 24,423	4.6%	3.74	99.78	102.46	$ 643
CMOs (agency)	52,557	9.8%	4.61	100.46	104.68	2,115
CMOs (private)	58	0.0%	0.94	100.00	100.07	0
MBSs (agency)	340,667	63.6%	4.61	100.93	105.35	14,303
	417,705	78.0%	4.56	100.80	105.09	17,061
Municipal	20,889	3.9%	7.19	99.07	101.34	474
Other [1]	96,857	18.1%	3.44	101.75	102.38	596
	117,746	22.0%	4.10	101.28	102.19	1,070
Total investment portfolio	$ 535,451	100.0%	4.46	100.91	104.44	$ 18,131

Net Unrealized Gain/(Loss)	$ 18,131
Aggregate Gains	18,451
Aggregate Losses	(320)
Net Unrealized Gain/(Loss) % of Book Value	3.39%

[1] Other includes $87 million of regulatory stock

- Investment portfolio represents 8.1% of total assets
- Investment philosophy includes avoidance of credit and geographic concentration risks within the MBS portfolio while balancing the Company's overall asset / liability management objectives
- During the second quarter 2010, began to redeploy excess liquidity purchasing $100 million of FNMA agency securities

Investment Portfolio Composition

As of March 31, 2010

Sector Allocation


MBSs (Agency)
63%
Municipal
4%
CMOs (Private)
0%
CMOs (Agency)
10%
U.S.T. Notes &
Agencies
5%
Other *
18%

Credit Quality


Investment Grade
95%
Not Rated
4%
Other Investment
Grade
1%

* Other includes regulatory stock

Investment Grade = A rated securities
Other Investment Grade = B rated securities

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first financial bancorp

Deposit Activity

Deposit Activity - First Quarter 2010				
(Dollars in thousands)	Balance as of December 31, 2009	Change in Strategic Portfolio	Change in Acquired-Non-Strategic Portfolio	Balance as of March 31, 2010
Transaction and savings accounts	$ 3,121,140	$ 63,414	$ (96,551)	$ 3,088,003
Time deposits	1,864,215	(17,207)	(38,882)	1,808,126
Brokered deposits	365,285	10,213	(47,941)	327,557
Total deposits	$ 5,350,640	$ 56,420	$ (183,374)	$ 5,223,686

- Solid core deposit growth in legacy- and acquired-strategic locations
- Decrease in acquired-non-strategic deposits attributable to closing of seven Irwin branches in western markets and runoff in remaining western locations
- Deposit retention from the acquisitions continues to exceed management’s expectations

Funding Structure and Cost of Funds

first financial bancorp

Average Interest Bearing Liability Balances


Total Cost of Funds
1.5%
1.6%
1.5%
1.5%
16%
10%
8%
8%
34%
37%
40%
38%
38%
40%
39%
41%
13%
14%
14%
13%
2Q09
3Q09
4Q09
1Q10
Noninterest-bearing deposits*
Interest-bearing deposits and savings
Time deposits
Borrowed funds

End of Period Deposit Composition


Cost of Funds
2.9%
0.3%
0.3%
0.0%
40%
24%
22%
15%
2.3%
1.1%
0.2%
0.0%
47%
20%
19%
15%
2.3%
0.7%
0.5%
0.0%
42%
23%
20%
16%
2.3%
0.7%
0.4%
0.0%
41%
25%
20%
14%
2Q09
3Q09
4Q09
1Q10
Noninterest-bearing deposits
Interest-bearing deposits
Savings
Time deposits

* Not included in cost of funds calculation

first financial bancorp

Borrowed Funds

Borrowed Funds Activity - First Quarter 2010				
(Dollars in thousands)	Balance as of December 31, 2009	Additions	Maturities	Balance as of March 31, 2010
Short-term borrowings:				
Federal funds purchased and securities sold under agreements to repurchase	$ 37,430	$ 1,013	$ -	$ 38,443
Long-term borrowings:				
Federal home loan bank advances [1]	339,716	-	(10,312)	329,404
Securities sold under agreements to repurchase	65,000	-	-	65,000
Other	20,620	-	-	20,620
Total long-term borrowings	425,336	-	(10,312)	415,024
Total borrowings	$ 462,766	$ 1,013	$ (10,312)	$ 453,467

[1] Includes market value adjustment

- No increases in long-term borrowings since 3Q08, other than Federal Home Loan Bank long-term debt acquired in the Peoples and Irwin transactions
- Continued decline primarily due to maturities of long term Federal Home Loan Bank advances
- Available overnight wholesale funding sources of approximately $2.3 billion were available as of March 31, 2010

first financial bancorp

Covered Assets and Acquisition-Related Items

FIRST

first financial bancorp

Revenue by Source

- **Strategic** – Elements of the business that either existed prior to the acquisitions or were acquired with the intent to retain and grow. Approximately 81% of total revenue is derived from strategic businesses.
- **Acquired-Non-Strategic** – Elements of the business that the Company intends to exit but will continue to support to obtain maximum economic value. No growth or replacement is expected. Revenue will decrease over time as loans and deposits will not be renewed when they mature.
- **Accelerated Discount on Loan Prepayments and Dispositions** – The acceleration of the unrealized rate-based valuation mark plus any recognition of the credit-based valuation mark. Noninterest income results from the prepayment or sale of covered loans.

Total Revenue: $91.4 million

For the Three Months Ended March 31, 2010

(Dollars in millions)


$6.1
7%
$10.9
12%
$74.4
81%
Strategic
Acquired-Non-Strategic
Accelerated Discount on Loan Prepayments and Dispositions

Deposit and Loan Composition


Total Deposits = $5.2 billion
As of March 31, 2010
(Dollars in millions)
$539
10%
$4,685
90%
Gross Loans = $4.6 billion
As of March 31, 2010
(Dollars in millions)
$716
15%
$3,931
85%
Strategic
Acquired-Non-Strategic

- Western market (acquired-non-strategic) branch exit is largely complete with only two offices remaining open per the Company's agreement with the FDIC.
- Acquired-non-strategic loans are primarily in the Western states.

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first financial bancorp

Covered Loan Valuation Adjustments



15%
Credit-based valuation adjustment - FFBC
Credit-based valuation adjustment covered by FDIC indemnification
Rate-based valuation adjustment
26%
59%

Approximate values at acquisition date (millions):

Credit-based adjustment covered by FDIC - $340*

Credit-based adjustment proportional to FFBC - $85

Rate-based adjustment - $154

Total valuation adjustments = 21.8% of UPB

*FDIC Indemnification asset value assumes present value adjustments based on timing of cash flows.

Rate-based valuation adjustment
represents the carrying value discount required to establish the appropriate effective yield for covered loans. This value will be recognized in either net interest income or non interest income depending on the behavior of the borrower.

Interest Income – recognized over time as payments are received per contractual terms

Non interest income – recognized when a full payoff (client based or loan sale), charge off or partial prepayment occurs

*Value **will be** recognized regardless of actual experience. The uncertainty relates only to timing and income statement category.*

Credit-based valuation adjustment – FFBC
represents the proportional share (20%) of assumed losses at acquisition.

Actual and expected credit performance will impact value recognition through either net interest margin or non interest income or non interest expense:

Interest Income – recognized over time if credit outlook changes for the remaining portfolio

Non interest income / non interest expense – when actual credit losses occur at a percentage of unpaid principal balance that is different than originally assumed

*Value **may or may not be** recognized and is determined by actual credit experience. Losses beyond the initial estimate will trigger additional non interest expense.*

Early Disposition Examples

Scenario I - Better than expected credit performance

Unpaid Principal Balance (UPB)	Disposition Value	Reversal of Valuation Adjustments: Rate-based	Reversal of Valuation Adjustments: Credit-based	Reversal of Valuation Adjustments: FDIC Indemnification	Additional FDIC Indemnification	Credit-based Offset by FDIC Indemnifications	Income Statement Impact: Non Interest Income	Income Statement Impact: Non Interest Expense	Income Statement Impact: Net Impact
1,000,000	1,000,000	56,680	161,320	(129,056)	-	32,264			
Actual credit loss	-		161,320 better than expected			Rate-based	56,680	N/A	
						Credit-based	32,264	-	
						Total	88,944	-	88,944

Scenario II - Worse than expected credit performance

Unpaid Principal Balance (UPB)	Disposition Value	Reversal of Valuation Adjustments: Rate-based	Reversal of Valuation Adjustments: Credit-based	Reversal of Valuation Adjustments: FDIC Indemnification	Additional FDIC Indemnification	Credit-based Offset by FDIC Indemnifications	Income Statement Impact: Non Interest Income	Income Statement Impact: Non Interest Expense	Income Statement Impact: Net Impact
1,000,000	500,000	56,680	161,320	(129,056)	270,944	(67,736)			
Actual credit loss	(500,000)		(338,680) worse than expected			Rate-based	56,680	N/A	
						Credit-based	-	67,736	
						Total	56,680	67,736	(11,056)

Proportional share of additional loss (20%)

Valuation Recognition

Noninterest Income Impact of Accelerated Discount Recognition

For the Three Months Ended March 31, 2010
(Dollars in millions)



$2.8
$5.4
$8.2
$1.8
$4.3
$6.1
4Q09
1Q10

Components of Valuation Adjustments

Estimated as of March 31, 2010
(Dollars in millions)



$72
15%
$130
27%
$275
58%

Credit-based valuation adjustment
Rate-based valuation adjustment
Credit-based valuation adjustment covered by FDIC indemnification*

- Future earnings are expected to be enhanced by approximately $130 million from the rate-based component or approximately $1.46 per share.
- Ongoing value enhancement or decay is determined by actual credit experience relative to expectations.

* Includes claims filed but not yet received from the FDIC

Noninterest Expenses

Components of Noninterest Expense

For the Three Months Ended March 31, 2010

(Dollars in millions)



$0.6
1%
$11.8
19%
$2.2
4%
$47.5
76%
Strategic
Acquired-non-strategic
FDIC support
Other non-strategic

FDIC Support Expenses

Estimated 10 Year Trend



2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

- Cost of servicing FDIC covered assets is expected to decrease over time but will exist for the next 10 years.
- Other non-strategic includes acquisition costs, transition costs and other costs not expected to recur.

first financial bancorp

Effect on Noninterest Items

Noninterest Income

(Dollars in thousands)	For the Three Months Ended March 31, 2010	December 31, 2009
Total noninterest income	$ 19,368	$ 24,149
Accelerated discount on loan prepayments and dispositions		
Rate-based valuation mark - loan sales	1,631	2,298
Rate-based valuation mark - prepayments	2,706	3,083
Credit-based valuation mark - loan sales [1]	295	621
Credit-based valuation mark - prepayments [2]	1,465	2,213
Total accelerated discount	6,098	8,215
Other acquired-non-strategic income	80	1,839
Transition-related items	366	(388)
Total	$ 12,824	$ 14,483
Noninterest income consistent with guidance [2]	$ 17,076	$ 21,618

[1] Net of the corresponding valuation adjustment on the FDIC indemnification asset

[2] Excludes the accelerated discount on loan sales and other acquired-non-strategic income

Noninterest Expense

(Dollars in thousands)	For the Three Months Ended March 31, 2010	December 31, 2009
Total noninterest expense	$ 62,154	$ 61,607
Proportionate share of losses in excess of credit-based valuation mark [1]	1,892	763
Acquired-non-strategic operating expenses	2,201	1,303
Acquisition-related costs	2,629	3,703
Transition-related items	6,263	6,625
Other items not expected to recur	1,019	1,599
FDIC indemnification support	605	387
Total	$ 47,545	$ 47,227
Noninterest expense consistent with guidance [2]	$ 48,150	$ 47,614

[1] Represents 20% of total recognized, unanticipated losses on covered loans

[2] Excludes all items noted above except FDIC indemnification support

first financial bancorp

Summary of Acquisition-Related Items

(Dollars in thousands)	For the Three Months Ended March 31, 2010	For the Three Months Ended December 31, 2009
Income effect:		
Accelerated discount on loan prepayments and dispositions:[1]		
Rate-based valuation mark - loan sales	$ 1,631	$ 2,298
Rate-based valuation mark - prepayments	2,706	3,083
Credit-based valuation mark - loan sales[2]	295	621
Credit-based valuation mark - prepayments[2]	1,465	2,213
Acquired-non-strategic net interest income	10,854	16,832
Service charges on deposit accounts related to acquired-non-strategic operations	230	258
Other income related to acquired-non-strategic ops.	(150)	1,581
Income related to the accelerated discount on loan prepayments and dispositions and acquired-non-strategic operations	17,032	26,886
Expense effect:		
Acquired-non-strategic operating expenses:[3]		
Salaries and employee benefits	122	27
Occupancy	1,415	560
Other	664	716
Total acquired-non-strategic operating expenses	2,201	1,303
FDIC indemnification support	605	387

Continued

(Dollars in thousands)	For the Three Months Ended March 31, 2010	For the Three Months Ended December 31, 2009
Acquisition-related costs:		
Integration-related costs	999	2,580
Professional services fees	1,457	1,123
Other	172	-
Total acquisition-related costs	2,629	3,703
Transition-related items:		
Salaries and benefits	4,776	5,474
Occupancy	910	1,307
Other	577	(156)
Total transition-related items	6,263	6,625
Proportionate share of losses in excess of credit-based valuation mark[4]	1,892	763
Total expense effect	13,590	12,781
Total estimated effect on pre-tax earnings	$ 3,894	$ 12,784

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense
[4] Represents 20% of total recognized, unanticipated losses on covered loans included in other noninterest expense

Covered Loan Activity

first financial bancorp

(Dollars in thousands)	December 31, 2009	Loan Sales	Prepayments [1]	Contractual [2]	Charge-Offs in Excess of Valuation Mark [3]	March 31, 2010
	Covered Loan Activity - First Quarter 2010					
		Reduction in Balance Due to:				
Commercial	$ 509,727	$ 7,286	$ 25,394	$ 12,945	$ 3,421	$ 460,681
Real estate - construction	86,810	-	1,287	4,092	2,304	79,127
Real estate - commercial	1,012,173	13,889	18,279	229	795	978,981
Real estate - residential	291,210	-	5,568	1,176	-	284,465
Installment	17,711	-	385	2,098	400	14,828
Other covered loans	11,918	-	31	1,811	-	10,076
Total covered loans	$ 1,929,549	$ 21,174	$ 50,945	$ 22,351	$ 6,920	$ 1,828,158

[1] Includes complete paid in full balances only
[2] Includes partial paydowns and accretion of the rate-based valuation mark
[3] Indemnified at 80% from the FDIC

first financial bancorp

Leadership

Executive Management

Claude E. Davis
President & Chief Executive Officer
Mr. Davis joined First Financial in 2004 as President, Chief Executive Officer and a member of the Board of Directors. Mr. Davis also serves as Chairman of the Board of Directors of First Financial Bank. Prior to joining the company, he served as Senior Vice President at Irwin Financial Corporation and Chairman of Irwin Union Bank and Trust, the company's lead bank, positions he held since 2003. Earlier in his career, he served as President of Irwin Union Bank and Trust for seven years. Mr. Davis began his career as a Certified Public Accountant with the public accounting firm Coopers & Lybrand.

C. Douglas Lefferson
Executive Vice President, Chief Operating Officer
Mr. Lefferson has spent his entire career in various positions with First Financial Bancorp and First Financial Bank and was appointed to his current position in 2005. Prior to his current appointment, Mr. Lefferson served as Chief Financial Officer from 2002 through 2005.

J. Franklin Hall
Executive Vice President, Chief Financial Officer
Mr. Hall joined First Financial in 1999 and was appointed to his current position in 2005. Prior to joining the Company, he was with Firstar Bank (currently US Bancorp). He is a Certified Public Accountant (inactive) and began his career with the public accounting firm Ernst & Young, LLP.

Richard Barbercheck
Executive Vice President, Chief Credit Officer
Mr. Barbercheck joined First Financial in 2005 as Senior Vice President and Chief Risk Officer and was appointed to his current position in 2006. Mr. Barbercheck is responsible for the administration of the bank's lending portfolios as well as oversight of the Company's credit policies and loan underwriting processes. Prior to joining the Company, he oversaw the Credit Risk Evaluation Group at Irwin Financial Corporation. Earlier in his career he served at several banks in executive-level positions located in Southeastern Indiana, including Veedersburg State Bank (1989 – 1993), National City Bank (1993 - 1998) and Irwin Union Bank (1998 - 2005). Mr. Barbercheck has over 25 years of banking experience with a predominance of experience in the commercial lending and credit administration areas.

first financial bancorp

Executive Management (continued)

Michael Cassani
Executive Vice President, Wealth Resource Group
Mr. Cassani joined First Financial in 2007 as Senior Vice President and Chief Administrative Officer to oversee the company's Wealth Resource Group. Prior to joining the company, Mr. Cassani served as President of Fund Project Services, Inc., a financial project management and consulting firm he co-founded in 1998. Earlier in his career, he served as Mutual Funds Product Manager at Fifth Third Bank and as an Institutional Investment Officer at Roulston and Company. Prior to those appointments, Mr. Cassani served as an Investment Representative for two separate companies located within the Chicago area.

Gregory A. Gehlmann
Executive Vice President, Corporate General Counsel
Mr. Gehlmann joined First Financial in 2005 as Senior Vice President and General Counsel. Mr. Gehlmann also served as Chief Risk Officer for the company (2006 – 2008). Prior to joining the company, he practiced law for 16 years in Washington, D.C. Mr. Gehlmann served as partner/counsel at Manatt, Phelps & Phillips, LLP where he was counsel to public and private companies as well as investors, underwriters, directors, officers and principals regarding corporate securities, banking and general business and transactional matters.

Samuel J. Munafo
Executive Vice President, Chief Commercial Banking Officer
Mr. Munafo has spent his entire career in various positions with First Financial Bancorp and First Financial Bank. Prior to his current appointment, Mr. Munafo served as President of First Financial Bank (2005 – 2006) and President and Chief Executive Officer for several First Financial affiliates, including Community First Bank & Trust (2001 - 2005), Indiana Lawrence Bank (1998 – 2001) and Clyde Savings Bank (1994 – 1998). He began his career with the company as a management trainee and has served the company in a number of areas, including operations, retail, commercial lending, credit cards and security.

Jill A. Stanton
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Stanton joined First Financial in 2008 and has responsibility for product line management for first mortgage loans, consumer lending and small business lending. Prior to joining the company, she served as Senior Vice President for Irwin Union Bank where she was responsible for mortgage, consumer lending, business banking, commercial credit analysis, credit administration and loan operations in their commercial banking business. Ms. Stanton has over 20 years of experience within the financial services industry.

first financial bancorp

Executive Management (continued)

Jill L. Wyman
Executive Vice President, Co-Chief Retail Banking Officer
Ms. Wyman joined First Financial in 2003 as Vice President and Sales Director. In her current position, Ms. Wyman has responsibility for leading the retail sales process, growing retail deposits and enhancing the sales culture throughout the company's strategic operating markets. She is also responsible for market services and corporate marketing. Prior to joining the company, she spent 19 years in retail where she served as general manager at Lazarus, a division of Federated Department Stores (currently Macy's). Ms. Wyman began her career as a management trainee at Federated/Macy's and progressed to sales manager, group sales manager, assistant general manager and regional merchandise manager.

Kevin T. Langford
Senior Vice President, Chief Information Officer
Mr. Langford joined First Financial in January 2006. As Chief Information Officer, he manages the company's technology, project and operations departments and provides strategic direction related to other operational areas. Mr. Langford has over 20 years experience in information technology operations and management. Prior to joining the company, Mr. Langford served as Vice President of Technology Services for Irwin Financial Corporation. Earlier in his career, Mr. Langford worked for Cisco Systems where he served as executive liaison to several of Cisco's largest clients.

Alisa E. Poe
Senior Vice President, Chief Human Resources Officer
Ms. Poe joined First Financial in September 2009 in her current role. Her responsibilities include leadership and oversight of all Human Resources and Learning functions with a strong focus on helping First Financial become an employer of choice for high-performing associates in all of the communities we serve. Prior to joining the company, she worked for The Midland Company as Vice President of Human Resource Services and Corporate Administration. Ms. Poe began her Human Resources career nearly 25 years ago with the Hertz corporation and has since held increasingly responsible HR leadership roles in the in the banking, insurance and technology industries.

Al Roszczyk
Senior Vice President, Commercial Banking Regions
Mr. Roszczyk joined First Financial in June 2009. Mr. Roszczyk oversees the company's Indiana markets and has over 25 years of banking experience with a strong background in executive management and leadership as well as extensive experience in commercial lending, treasury management and personal banking services. Prior to joining First Financial, Mr. Roszczyk spent 14 years with Irwin Union Bank and Trust Company.

Executive Management (continued)

John Sabath
Senior Vice President, Chief Risk Officer
Mr. Sabath joined First Financial in 2005 as Regulatory Risk Manager. Mr. Sabath was then promoted to Senior Risk Officer and First Vice President and assumed his current position in 2008. He is responsible for management of the Company's risk management function which includes commercial and retail credit, compliance, operational, market, strategic and reputation risk. Prior to joining the Company, he was in the Enterprise Risk Group at Fifth Third Bank. Earlier in his career, Mr. Sabath held positions at the Federal Reserve Bank of Cleveland, National City Bank and Star Bank (currently US Bancorp).

Anthony M. Stollings
Senior Vice President, Chief Accounting Officer & Controller
Mr. Stollings joined First Financial in 2006 and oversees the Company's corporate accounting, tax and external reporting functions. He is a Certified Public Accountant (inactive) and prior to joining the company served as Chief Accounting Officer and Controller at Provident Financial Group, Inc. (Cincinnati OH). Mr. Stollings spent 13 years at Provident and has more than 30 years experience within the financial services industry.

FIRST

first financial bancorp

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